Exhibit 10.39

Stock Award Agreement

Type(s) of Award:	Stock options, including without limitation, global stock options and key contributor stock options; and/or restricted stock units (“RSUs”).

When vested, each stock option entitles the holder to purchase one share of Tellabs common stock at the applicable option exercise price as set forth in the Award Statement.

When vested, each RSU entitles the holder to receive one share of Tellabs common stock for each vested RSU.

Vesting:	The date(s) upon which the stock options become exercisable are set forth on the Award Statement, together with the expiration date of the option.

The date(s) upon which the RSUs vest are set forth on the Award Statement.

In the event of termination of employment due to death or disability, or upon a Change in Control, the options and RSUs will become fully vested.

Payment:	The option may be exercised by delivering a written notice, including an electronic notice, to the Company providing the number of option shares to be exercised and accompanied by full payment for the option shares, including any tax withholding due. The option price may be paid to the Company in full in cash or check made payable to the Company, by wire transfer, or by tendering previously-acquired shares which have been held for a period of not less than six months. No payment is required with respect to RSUs.

Effect of Termination of Employment	Except for termination due to death or disability, no further vesting will occur after termination of employment, and all unvested options and RSUs will be forfeited and/or cancelled.

Vested stock options may be exercised for a period of three months following termination of employment, seven months if termination occurs after a Change in Control, or one year if termination is due to death or disability. However, in no event may an option be exercised after the expiration date set forth on the Award Statement.

U.S. Federal Income Tax Considerations:	The following discussion is a summary of certain current U.S. federal income tax consequences relating to stock options and RSUs.

Stock Options. No income is recognized upon the grant of a nonqualified stock option. Upon exercise, ordinary income is recognized in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price multiplied by the number of options exercised. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option, and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

Restricted Stock Units. No income is recognized upon receipt of an award of RSUs. Upon vesting, income equal to the fair market value of common stock issued is recognized. The capital gain or loss holding period for any common stock distributed under an award will begin when ordinary income is recognized, and any subsequent capital gain or loss will be measured by the difference between the ordinary income recognized and the amount received upon sale or exchange of the shares.

Transferability:	No option or RSU granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All options granted under the Plan are exercisable only by you during your lifetime and by your designated beneficiary in the event of your death.

Voting Rights/Dividends:	Since stock options and RSUs do not represent actual shares, no voting rights arise upon receipt of stock options or RSUs. Dividends, if any, that would have been paid on the underlying shares will be paid when the stock option is exercised or when the RSUs vest and such shares are distributed.

Tax Withholding:	The holder will make appropriate arrangements with the Company for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise. The Company may deduct or withhold from shares issuable upon exercise of options or the vesting of RSUs, a number of shares having a fair market value equal to the amount sufficient to satisfy the minimum statutory Federal, state and local tax (including the FICA and Medicare tax obligation) withholding required by law with respect to the exercise or distribution of shares made under or as a result of the Plan.

Scope of Terms:	This discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment. For employees outside the United States the Company may modify the provisions of these terms to comply with applicable law, regulation or accounting rules.

Stock Award Statement

Notice is hereby given of the following stock option grant (the “Option”) to purchase shares of the Common Stock of Tellabs, Inc. (the “Company”):

Holder:	Grant Date:

Number of Option Shares:	Exercise Price:

Vesting Commencement Date:	Expiration Date:

Type of Option:	Grant Number:

SAP ID:	Band:

Location:	Hire Date:

Exercise Schedule: The Option shall become exercisable with respect to twenty percent (20%) of the Option Shares upon Holder’s completion of one (1) year of Service measured from the Vesting Commencement Date, twenty percent (20%) of the Options Shares upon Holder’s completion of two (2) years of Service measured from the Vesting Commencement Date and sixty percent (60%) of the Option Shares upon Holder’s completion of three (3) years of Service measured from the Vesting Commencement Date.

This Option was issued from the Tellabs, Inc. 2004 Incentive Compensation Plan (the “Plan”). If you accept the terms of this Option, you shall be deemed to have consented to be bound by all of the terms and conditions of this Stock Award Statement, which includes the accompanying Stock Award Agreement and the Plan. You can access the Plan and the Summary Plan Description (SPD) via HROnline at http://hronline.hq.tellabs.com. If any differences should arise between this Stock Award Statement and the Plan, then the Plan will govern.

No Employment or Service Contract. Nothing in this Statement or in the attached Stock Award Agreement or in the Plan shall confer upon Holder any right to continue in Service in any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Holder) or of Holder, which rights are hereby expressly reserved by each, to terminate Holder’s Service at any time for any reason, with or without cause.

Dated:	TELLABS, INC.
By:

	Title:	Executive Vice President, Human Resources

OPTIONEE:

Address:

ATTACHMENTS:

Stock Award Agreement

This Stock Award Statement, including the accompanying Stock Award Agreement, constitutes part of a prospectus covering securities registered under the Securities Act of 1933, as amended.

Stock Award Statement

Notice is hereby given of the following stock option grant (the “Option”) to purchase shares of the Common Stock of Tellabs, Inc. (the “Company”):

Holder:	Grant Date:

Number of Option Shares:	Exercise Price:

Vesting Commencement Date:	Expiration Date:

Type of Option:	Grant Number:

SAP ID:	Band:

Location:	Hire Date:

Exercise Schedule: The Option shall become exercisable with respect to thirty-three (33%) of the Option Shares upon Holder’s first anniversary of the Vesting Commencement Date and shall become exercisable for the balance of the Option shares in twenty-four (24) successive equal monthly installments upon Optionee’s completion of each additional month of service over the twenty-four (24) month period measured from the first anniversary of the Vesting Commencement Date.

This Option was issued from the Tellabs, Inc. 2004 Incentive Compensation Plan (the “Plan”). If you accept the terms of this Option, you shall be deemed to have consented to be bound by all of the terms and conditions of this Stock Award Statement, which includes the accompanying Stock Award Agreement and the Plan. You can access the Plan and the Summary Plan Description (SPD) via HROnline at http://hronline.hq.tellabs.com. If any differences should arise between this Stock Award Statement and the Plan, then the Plan will govern.

No Employment or Service Contract. Nothing in this Statement or in the attached Stock Award Agreement or in the Plan shall confer upon Holder any right to continue in Service in any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Holder) or of Holder, which rights are hereby expressly reserved by each, to terminate Holder’s Service at any time for any reason, with or without cause.

Dated:	TELLABS, INC.
By:

	Title:	Executive Vice President, Human Resources

OPTIONEE:

Address:

ATTACHMENTS:

Stock Award Agreement

This Stock Award Statement, including the accompanying Stock Award Agreement, constitutes part of a prospectus covering securities registered under the Securities Act of 1933, as amended.